Exhibit 99.1

inContact Reports Record Second Quarter 2014 Financial Results

•	Record core contact software segment revenues up 31% year-over-year

•	Total software segment revenues of $24.2 million, up 50% year-over-year

•	Consolidated revenue of $41.1 million, up 32% year-over-year

•	Bookings at record levels, up 32% over 2nd quarter of prior year

SALT LAKE CITY – August 6, 2014 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center optimization tools, today reported record financial results for the second quarter ended June 30, 2014.

Said Paul Jarman, inContact CEO, “I’m pleased to announce that Q2 was a strong growth quarter for inContact, with both record bookings and software segment revenues. We closed 100 total contracts, 52 with new customers and 48 expansion deals, which represents 32% year-over-year increase in estimated annual contract value. We are attracting new customers of all sizes at a healthy pace across many industries from healthcare to finance to retail and e-commerce.”

Revenue

Software segment revenue totaled $24.2 million for the quarter ended June 30, 2014, an increase of 50% from $16.2 million in Q2 2013. Combined software and software-related network connectivity revenue for the quarter ended June 30, 2014 was $38.5 million, an increase of 37% from $28.1 million for the quarter ended June 30, 2013. Approximately 85% of Network connectivity segment revenues were derived from contracts with customers utilizing our contact center software.

Consolidated revenue for the quarter ended June 30, 2014 was $41.1 million versus $31.1 million for the same period in 2013, an increase of 32%.

For the six months ended June 30, 2014, Software segment revenue totaled $44.2 million, an increase of 37% from $32.4 million for 2013. For the six months ended June 30, 2014, Network connectivity segment revenue totaled $34.0 million, an increase of 12% from $30.4 million for 2013.

Gross Margin

Software segment gross margin for the quarter ended June 30, 2014 was 58% versus 61% for the same period in 2013, and excluding non-cash charges, non-GAAP Software segment gross margin was 72% for the second quarter of 2014, versus 73% in the second quarter of 2013. Second quarter 2014 Network connectivity segment gross margin was 36% versus 35%, due to increased efficiencies in call routing related to previous investments in technology, which has resulted in lower variable network connectivity costs.

Consolidated gross margin percentage was 49% in the second quarter of 2014 compared to 49% for the same period in 2013. Excluding non-cash charges, consolidated gross margin was 58% for the second quarter 2014 compared to 56% for the same period in 2013.

Adjusted EBITDA

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (“Adjusted EBITDA”), without acquisition-related adjustments, was $3.5 million for the quarter. Adjusted EBITDA for the second quarter of 2014, with acquisition-related adjustments was $430,000 versus $1.9 million during the same period in 2013. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Income (Loss)

Net income for the quarter ended June 30, 2014 was $4.5 million, or $0.08 per basic share and $0.07 per diluted share, as compared to a net loss of $1.8 million or ($0.03) per share (basic and diluted) for the same period in 2013. Net income during the quarter was benefited by a one-time $10.2 million acquisition-related tax adjustment.

Jarman concluded, “This was an exceptional quarter and inContact’s position in the market is stronger than ever. We have a proven and enterprise-ready cloud contact center platform, a steady cadence of bringing new solutions to market, and our strategic moves in WFO are taking us further ahead. The market is moving faster and we are accelerating our leadership position.

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our second quarter 2014 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-866-952-1907

International: + 1-785-424-1826

Conference ID#: INCONTACT

An audio file of the call will be available after August 7, 2014 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until August 14, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay Pin Number: 1233200

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$32,097	$49,148
Restricted cash	81	81
Accounts and other receivables, net of allowance for uncollectible accounts of $2,390 and $2,203, respectively	26,424	18,682
Other current assets	5,915	4,217

Total current assets	64,517	72,128
Property and equipment, net	30,324	23,716
Intangible assets, net	26,103	3,971
Goodwill	38,118	6,563
Other assets	1,746	1,540

Total assets	$160,808	$107,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$13,953	$9,696
Accrued liabilities	10,541	6,482
Accrued commissions	3,071	2,072
Current portion of deferred revenue	4,209	2,440
Current portion of debt and capital lease obligations	3,770	3,461

Total current liabilities	35,544	24,151
Long-term debt and capital lease obligations	4,784	4,580
Deferred rent	62	487
Deferred tax liability	883	—
Deferred revenue	5,158	3,981

Total liabilities	46,431	33,199
Total stockholders’ equity	114,377	74,719

Total liabilities and stockholders’ equity	$160,808	$107,918

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

and COMPREHENSIVE LOSS (Unaudited)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net revenue:
Software	$24,198	$16,185	$44,207	$32,357
Network connectivity	16,913	14,898	33,958	30,371

Total net revenue	41,111	31,083	78,165	62,728

Costs of revenue:
Software	10,233	6,344	18,468	12,779
Network connectivity	10,855	9,610	21,693	19,643

Total costs of revenue	21,088	15,954	40,161	32,422

Gross profit	20,023	15,129	38,004	30,306

Operating expenses:
Selling and marketing	13,005	9,008	23,061	17,430
Research and development	5,478	2,964	9,238	5,735
General and administrative	7,076	4,811	12,344	9,856

Total operating expenses	25,559	16,783	44,643	33,021

Loss from operations	(5,536)	(1,654)	(6,639)	(2,715)
Other income (expense):
Interest expense	(84)	(90)	(195)	(150)
Other expense	2	—	(149)	(25)

Total other expense	(82)	(90)	(344)	(175)

Loss before income taxes	(5,618)	(1,744)	(6,983)	(2,890)
Income tax benefit (expense)	10,080	(32)	10,053	(49)

Net income (loss) and comprehensive income (loss)	$4,462	$(1,776)	$3,070	$(2,939)

Net income (loss) per common share:
Basic	$0.08	$(0.03)	$0.05	$(0.05)
Diluted	$0.07	$(0.03)	$0.05	$(0.05)
Weighted average common shares outstanding:
Basic	58,753	54,196	57,441	53,897
Diluted	61,448	54,196	59,865	53,897

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

(in thousands)

	Six months ended June 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$3,070	$(2,939)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	3,399	2,929
Amortization of software development costs	2,823	2,312
Amortization of intangible assets	1,044	105
Amortization of note financing costs	14	9
Interest accretion	2	3
Stock-based compensation	2,953	1,511
Loss on disposal of property and equipment	544	87
Deferred income taxes	(10,053)	—
Changes in operating assets and liabilities:
Accounts and other receivables, net	(3,609)	(2,816)
Other current assets	(31)	(148)
Other non-current assets	(73)	(339)
Trade accounts payable	2,110	741
Accrued liabilities	(604)	(366)
Accrued commissions	252	420
Deferred rent	(66)	28
Deferred revenue	1,078	2,379

Net cash provided by operating activities	2,853	3,916

Cash flows from investing activities:
Payments made for deposits	(31)	(11)
Acquisition of assets	—	(2,296)
Acquisition of a business, net of cash acquired	(10,164)	—
Capitalized software development costs	(5,004)	(2,880)
Purchases of property and equipment	(5,162)	(3,017)

Net cash used in investing activities	(20,361)	(8,204)

Cash flows from financing activities:
Proceeds from exercise of options	1,375	4,849
Proceeds from sale of stock under employee stock purchase plan	345	194
Borrowings under term loans	1,000	4,000
Payment of debt financing fees	—	(43)
Principal payments on debt and capital lease obligations	(2,227)	(1,479)
Purchase of treasury stock	(36)	—
Payments under the revolving credit agreement	—	(1,000)

Net cash provided by financing activities	457	6,521

Net increase (decrease) in cash and cash equivalents	(17,051)	2,233
Cash and cash equivalents at the beginning of the period	49,148	48,836

Cash and cash equivalents at the end of the period	$32,097	$51,069

SEGMENT REPORTING

We operate under two business segments: Software and Network connectivity (formerly “Telecom”). The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Network connectivity segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the quarters June 30, 2014 and 2013 were as follows (in thousands-unaudited):

	Three months ended June 30, 2014			Three months ended June 30, 2013
	Software	Network Connectivity	Consolidated	Software	Network Connectivity	Consolidated
Net revenue	$24,198	$16,913	$41,111	$16,185	$14,898	$31,083
Costs of revenue	10,233	10,855	21,088	6,344	9,610	15,954

Gross profit	13,965	6,058	20,023	9,841	5,288	15,129

Gross margin	58%	36%	49%	61%	35%	49%
Operating expenses:
Direct selling and marketing	11,501	933	12,434	7,560	947	8,507
Direct research and development	5,149	—	5,149	2,714	—	2,714
Indirect	7,094	882	7,976	4,708	854	5,562

(Loss) income from operations	$(9,779)	$4,243	$(5,536)	$(5,141)	$3,487	$(1,654)

	Six months ended June 30, 2014			Six months ended June 30, 2013
	Software	Network Connectivity	Consolidated	Software	Network Connectivity	Consolidated
Net revenue	$44,207	$33,958	$78,165	$32,357	$30,371	$62,728
Costs of revenue	18,468	21,693	40,161	12,779	19,643	32,422

Gross profit	25,739	12,265	38,004	19,578	10,728	30,306

Gross margin	58%	36%	49%	61%	35%	48%
Operating expenses:
Direct selling and marketing	20,315	1,689	22,004	14,523	1,938	16,461
Direct research and development	8,623	—	8,623	5,253	—	5,253
Indirect	12,360	1,656	14,016	9,454	1,853	11,307

(Loss) income from operations	$(15,559)	$8,920	$(6,639)	$(9,652)	$6,937	$(2,715)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). Adjusted EBITDA and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net income (loss) applicable to common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income (loss) and comprehensive income (loss)	$4,462	$(1,776)	$3,070	$(2,939)
Depreciation and amortization	4,059	2,822	7,266	5,346
Stock-based compensation	1,905	736	2,953	1,511
Interest income and expense, net	84	90	195	150
Income tax expense (benefit)	(10,080)	32	(10,053)	49

Adjusted EBITDA	$430	$1,904	$3,431	$4,117

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three months ended June 30, 2014		Three months ended June, 2013
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$20,023	49%	$15,129	49%
Depreciation and amortization	3,415	8%	2,160	7%
Stock-based compensation	243	1%	103	0%

Consolidated gross profit and margin, excluding non-cash charges	$23,681	58%	$17,392	56%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three months ended June 30, 2014		Three months ended June 30, 2013
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$13,965	58%	$9,841	61%
Depreciation and amortization	3,236	13%	1,950	12%
Stock-based compensation	236	1%	100	1%

Software segment gross profit and margin, excluding non-cash charges	$17,437	72%	$11,891	73%

On May 6, 2014, we acquired CallCopy, Inc., a Delaware corporation doing business as Uptivity (“Uptivity”). The below table provides a detail of the inContact operating results for the three months ended June 30, 2014 and Uptivity operating results from acquisition date to June 30, 2014 without consideration of all adjustments that give effect to events that are directly attributable to the acquisition of Uptivity. Also detailed in the table are the adjustments directly attributable to the acquisition of Uptivity.

This presentation is provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Non-GAAP Condensed Consolidated Statement of Operations

to GAAP Condensed Consolidated Statement of Operations

(in thousands - unaudited)

	Three months ended June 30, 2014
	Non - GAAP					GAAP
	inContact	Uptivity	Combined	Adjustments		Consolidated
Net revenue:
Software	$21,273	$3,969	$25,242	$(1,044	)(A)	$24,198
Network connectivity	16,913	—	16,913	—		16,913

Total net revenue	38,186	3,969	42,155	(1,044)		41,111

Costs of revenue	19,612	740	20,352	736	(B)(C)	21,088

Gross profit	18,574	3,229	21,803	(1,780)		20,023
Total operating expenses	21,394	2,896	24,290	1,269	(C)(D)	25,559

Income (loss) from operations	(2,820)	333	(2,487)	(3,049)		(5,536)
Total other income (expense)	(160)	1	(159)	10,157	(E)	9,998

Net income (loss)	$(2,980)	$334	$(2,646)	$7,108		$4,462

Adjusted EBITDA	$2,027	$392	$2,419	$(1,989	)(F)	$430

Adjustments Directly Attributable to the Acquisition of Uptivity

(A)	To record the resulting decrease in revenue as part of the fair value adjustment to Uptivity’s deferred revenue balances.
(B)	To record the increase in amortization expense associated with acquired intangible assets, based on the fair value of approximately $23.2 million. Customer relationships which have a useful life of 8 years are amortized using the double declining balance method. Other intangibles have useful lives of 5 or 7 years and are amortized using the straight line method.
(C)	To record the increased stock based compensation expense related to the issuance of inContact restricted stock and restricted stock awards granted to management and employees of Uptivity in exchange for outstanding unvested stock options in Uptivity and to retain key employees.
(D)	To record the direct transaction costs of approximately $934,000 which include estimated investment banking, legal and accounting fees, and other external costs directly related to the acquisition of Uptivity.
(E)	To record the tax benefit related to the partial reversal of the deferred tax asset valuation allowance.
(F)	Net effect of items A through D above.

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create high quality customer experiences. inContact is 100% focused on the cloud and is the only provider to combine cloud software with enterprise-class Network connectivity for a complete customer interaction solution. Winner of 2014 CRM Magazine Rising Star Award, in Cloud Contact Center Solutions, inContact has deployed over 1,300 cloud contact center instances. To learn more, visit www.inContact.com.

inContact® is the registered trademark of inContact, Inc.

CONTACT: Investor Contact: Edward Keaney, Market Street Partners, 415-445-3238, ekeaney@marketstreetpartners.com, or General Contact: Mariann McDonagh, inContact, Chief Marketing Officer, 801-320-3347, mariann.mcdonagh@inContact.com